Exhibit 14(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form N-14 ("Registration Statement") of the Quantitative Foreign Value Fund, a series of the Quantitative Group of Funds, of our report dated May 3, 2002, relating to the financial statements and financial highlights which appears in the March 31, 2002 Annual Report to Shareholders of the Quantitative Group of Funds (the "Funds"), which is also incorporated by reference into the Registration Statement . We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights; Experts" in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), which constitutes part of this Registration Statement, to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus of the Funds dated August 1, 2002, which is incorporated by reference into the Proxy Statement/Prospectus, and to the references to us under the headings "Independent Accountants" and "Experts" in the Statement of Additional Information of the Funds dated August 1, 2002, which is incorporated by reference into the Proxy Statement/Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
December 20, 2002